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FOR IMMEDIATE RELEASE               CONTACT: Frederick N. Cooper (215) 938-8312
July 15, 2004,                                      fcooper@tollbrothersinc.com
                                                Joseph R. Sicree (215) 938-8045
                                                    jsicree@tollbrothersinc.com


         TOLL BROTHERS ANNOUNCES NEW $1.05 BILLION BANK CREDIT FACILITY
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Huntingdon Valley, PA, July 15, 2004 -- Toll Brothers, Inc. (NYSE:TOL), the
nation's leading builder of luxury homes, today announced the completion of a new $1.05 billion unsecured bank revolving credit facility. The new facility, which matures in 2009, replaces Toll Brothers' previous $575 million facility. It has an accordion feature under which it can grow up to $1.2 billion, subject to the availability of additional bank commitments.


J.P. Morgan Securities Inc. acted as Lead Arranger and Sole Bookrunner for the new facility with Bank One, NA as Administrative Agent; Bank of America, N.A and Wachovia Bank N.A. as Syndication Agents; The Royal Bank of Scotland plc as Documentation Agent; BNP Paribas; CALYON New York Branch and Comerica Bank as Managing Agents; Citicorp North America, Inc.; Mizuho Corporate Bank, Ltd.; SunTrust Bank and Washington Mutual Bank, FA as Co-Agents; and PNC Bank, National Association; Commerce Bank, N.A.; Fifth Third Bank; HSBC Bank USA, N.A.; Manufacturers and Traders Trust Company; The Norinchukin Bank, New York Branch; Wells Fargo Bank, National Association; Guaranty Bank; Mellon Bank, N.A.; Cathay United Bank, Ltd.; KBC Bank NV; and Bank of Communications, New York Branch as Participants.

Joel H. Rassman, Toll Brothers' Chief Financial Officer, stated, "We are very pleased to have a new five-year revolving credit facility, which provides us with a reliable source of bank growth capital for the foreseeable future. With twenty-three institutions in our new line, our bank group is a well-diversified team of international and U.S. institutions with business operations across the many geographic regions of the United States in which we build."

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential resort-style golf communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
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Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.


      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


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